Exhibit 1.1

AMGEN INC.

$1,250,000,000 4.050% SENIOR NOTES DUE 2029

$750,000,000 4.200% SENIOR NOTES DUE 2033

$1,000,000,000 4.875% SENIOR NOTES DUE 2053

Underwriting Agreement

August 15, 2022

BofA Securities, Inc.

Morgan Stanley & Co. LLC

Credit Suisse Securities (USA) LLC

Deutsche Bank Securities Inc.

As representatives of the several Underwriters

named in Schedule I hereto

c/o BofA Securities, Inc.

One Bryant Park

New York, NY 10036

c/o Morgan Stanley & Co. LLC

1585 Broadway, 29th Floor

New York, NY 10036

c/o Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, NY 10010

c/o Deutsche Bank Securities Inc.

1 Columbus Circle

New York, NY 10019

Dear Sirs and Mesdames:

Amgen Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of $1,250,000,000 principal amount of its 4.050% Senior Notes due 2029 (the “2029 Notes”), $750,000,000 principal amount of its 4.200% Senior Notes due 2033 (the “2033 Notes”) and $1,000,000,000 principal amount of its 4.875% Senior Notes due 2053 (the “2053 Notes,” and together with the 2029 Notes and the 2033 Notes, the “Securities”) to be issued pursuant to the provisions of an Indenture dated as of May 22, 2014 (the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as Trustee (the “Trustee”). BofA Securities, Inc., Morgan Stanley & Co. LLC, Credit Suisse

Securities (USA) LLC and Deutsche Bank Securities Inc. have agreed to act as representatives of the Underwriters (the “Representatives”).

1.    Representations and Warranties. (a) The Company represents and warrants to, and agrees with, you that as of the date hereof and as of the Closing Date:

(i)    An “automatic shelf registration statement” as defined under Rule 405 under the Securities Act of 1933, as amended (the “Act”) on Form S-3 (File No. 333-236351) in respect of the Securities has been filed with the Securities and Exchange Commission (the “Commission”) not earlier than three years prior to the date hereof; such registration statement, and any post-effective amendment thereto, became effective on filing; and no stop order suspending the effectiveness of such registration statement or any part thereof has been issued and no proceeding for that purpose has been initiated or, to the Company’s knowledge, threatened by the Commission, and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act has been received by the Company (the base prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, is hereinafter called the “Basic Prospectus”; any preliminary prospectus (including any preliminary prospectus supplement) relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of such registration statement, including all exhibits thereto but excluding Form T-1 and including any prospectus supplement relating to the Securities that is filed with the Commission and deemed by virtue of Rule 430B to be part of such registration statement, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the “Registration Statement”; the Basic Prospectus, as amended and supplemented immediately prior to the Applicable Time (as defined in Section 1(a)(iii) hereof), is hereinafter called the “Pricing Prospectus”; the form of the final prospectus relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 7(a) hereof is hereinafter called the “Prospectus”; any reference herein to the Basic Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of such prospectus; any reference to any amendment or supplement to the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated therein, in each case after the date of the Basic Prospectus, such Preliminary Prospectus, or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Securities is hereinafter called an “Issuer Free Writing Prospectus”);

(ii)    No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each

Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”) and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein;

(iii)    For the purposes of this Agreement, the “Applicable Time” is 5:25 p.m., New York City time, on the date of this Agreement; the Pricing Prospectus as supplemented by the final term sheets prepared and filed pursuant to Section 7(a) hereof, taken together (collectively, the “Pricing Disclosure Package”) as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule II(a) hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in an Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein;

(iv)    The documents incorporated by reference in the Registration Statement, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; any further documents so filed and incorporated by reference in the Registration Statement or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and no such documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule II(b) hereto;

(v)    The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the Trust Indenture Act and the rules and regulations of the Commission thereunder; and the Registration Statement does not and will not, as of the applicable effective date as to each part of the Registration Statement, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus and any Preliminary Prospectus will not, as of the applicable filing date and any amendment or supplement thereto, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein;

(vi)    Ernst & Young LLP, which has audited the consolidated financial statements of the Company and its consolidated subsidiaries incorporated by reference in the Registration Statement, are independent registered public accountants with respect to the Company and its subsidiaries within the meaning of Regulation S-X under the Act and the rules and regulations thereunder;

(vii)    The consolidated financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, and the Company’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2022 and June 30, 2022, which are incorporated by reference in the Pricing Prospectus and the Prospectus, present fairly, in all material respects, the consolidated financial position of the Company and its subsidiaries at December 31, 2021 and 2020 and March 31, 2022 and June 30, 2022, and the consolidated statements of operations and cash flows of the Company and its subsidiaries for each of the three years in the period ended December 31, 2021 and for the three month period ended March 31, 2022 and for the six month period ended June 30, 2022 are in conformity with accounting principles generally accepted in the United States (“GAAP”) and the applicable accounting requirements of the Exchange Act and the related rules and regulations adopted by the SEC. The related financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein for each of the three years in the period ended December 31, 2021;

(viii)    Since the date as of which information is given in the Pricing Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the financial condition or in the earnings of the Company and its subsidiaries considered as one enterprise, (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock not described in the Pricing Prospectus;

(ix)    The Company and each subsidiary of the Company listed in Schedule III hereto (such subsidiaries, collectively, the “Significant Subsidiaries”), has been duly incorporated or organized and is validly existing in good standing under the laws of the jurisdiction in which it is incorporated, chartered or organized with the corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Pricing Prospectus and Prospectus and is duly qualified to do business as a foreign corporation or organization and is in good standing under the laws of each jurisdiction which requires such qualification, except, in each case, where the failure so to qualify or to be in good standing would not have a material adverse effect on the financial condition of the Company and its subsidiaries, considered as one enterprise (a “Material Adverse Effect”);

(x)    All the issued and outstanding shares of capital stock of the Significant Subsidiaries have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as may be otherwise set forth in the Pricing Prospectus and Prospectus, all outstanding shares of capital stock of the Significant Subsidiaries are owned by the Company either directly or through a wholly-owned subsidiary free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of the Significant Subsidiaries was issued in violation of the preemptive or similar rights of any securityholder of any Significant Subsidiary;

(xi)    None of the Significant Subsidiaries is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as may be described in or contemplated by the Pricing Prospectus and Prospectus and except as would not result in a Material Adverse Effect;

(xii)    The consolidated capitalization of the Company as of June 30, 2022 is as set forth in the Pricing Prospectus and Prospectus in the column entitled “Actual” under the caption “Capitalization.” The outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and nonassessable; none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or similar rights of any security holder of the Company;

(xiii)    This Agreement has been duly authorized, executed and delivered by the Company;

(xiv)    The Indenture has been duly authorized, executed and delivered by the Company and, assuming the due authorization, execution and delivery of the Indenture by the Trustee, is a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except (A) to the extent that a waiver of rights under any usury laws may be unenforceable and as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting the enforcement of creditors’ rights and remedies generally and (B) as rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability, whether or not enforcement is sought at law or in equity;

(xv)    The Securities have been duly authorized by the Company, and, on the Closing Date, the Securities will have been duly executed by the Company and, when authenticated, issued and delivered in the manner provided for in the Indenture and delivered against payment of the purchase price therefore as provided in this Agreement, will be the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except (A) to the extent that a waiver of rights under any usury laws may be unenforceable and as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting the enforcement of creditors’ rights and remedies generally and (B) as rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability, whether or not enforcement is sought at law or in equity. At the Closing Date, the Securities will be in the form contemplated by, and will be entitled to the benefits of, the Indenture;

(xvi)    The Securities and the Indenture will conform in all material respects to the respective statements relating thereto contained in the Pricing Disclosure Package and Prospectus;

(xvii)    Neither the Company nor any of its Significant Subsidiaries is in violation of its charter or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject, except for such defaults that would not result in a Material Adverse Effect;

(xviii)    The execution, delivery and performance by the Company of its obligations under this Agreement, the Indenture and the Securities will not contravene any provision of (A) the Amended and Restated Certificate of Incorporation, or Amended and Restated Bylaws of the Company, (B) any agreement or other instrument binding upon the Company or its business or assets that is material to the financial condition of the Company and its subsidiaries, considered as one enterprise, (C) applicable law, or (D) any judgment, order, decree of any governmental body, agency or court having jurisdiction over the Company or its business or assets;

(xix)    Except as disclosed in the Pricing Prospectus and Prospectus, there is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets of the Company or any of its subsidiaries or the consummation of the transactions contemplated by this Agreement or the performance by the Company of its obligations hereunder. The aggregate of all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their respective property or assets is the subject which are not described in the Pricing Prospectus and Prospectus, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect;

(xx)    Except as described in the Pricing Prospectus and Prospectus, the Company and its Significant Subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, “Intellectual Property”) which in each case are material to the financial condition of the Company and its subsidiaries, considered as one enterprise, and neither the Company nor any of its Significant Subsidiaries has received any notice of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property, which infringement or conflict, singly or in the aggregate, could reasonably be expected to result in a Material Adverse Effect;

(xxi)    No consent, approval, authorization or order of or qualification with any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, the Indenture or in connection with the offering, issuance and sale of the Securities, except (A) such as have been already obtained or will have been obtained prior to the Closing Date, or (B) as may be required under the rules and regulations promulgated under the Act and the Trust Indenture Act and the rules and regulations thereunder, in each case with respect to transactions contemplated by the Indenture;

(xxii)    The Company has all necessary consents, authorizations, approvals, orders, certificates and permits of and from (collectively, “Governmental Permits”), and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Pricing Prospectus and Prospectus, except to the extent that the failure to obtain or file would not have a Material Adverse Effect; and the Company has not received any notice of proceedings relating to the revocation or modification of any such Governmental Permits which, singly or in the aggregate, could reasonably be expected to result in a Material Adverse Effect;

(xxiii)    Except as described in the Pricing Prospectus and Prospectus and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws;

(xxiv)    Neither the Company nor any of its subsidiaries is in violation of any Federal or state law or regulation relating to occupational safety and health or to the storage, handling and transportation of hazardous or toxic materials, the Company and each of its subsidiaries have received all permits, licenses or other approvals required of them under applicable Federal and state occupational safety and health laws and Environmental Laws and regulations to conduct their respective businesses, and the Company and each such subsidiary is in compliance with all terms and conditions of any such permit, license or approval, except any such violation of law or regulation, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals that would not, singly or in the aggregate, result in a Material Adverse Effect, except as described in or contemplated by the Pricing Prospectus and Prospectus;

(xxv)    The Company and its subsidiaries, taken as a whole, maintain a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

(xxvi)    The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Pricing Prospectus and Prospectus, will not be an “investment company,” or an entity “controlled” by an investment company, as such terms are defined in the Investment Company Act of 1940, as amended;

(xxvii)    The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are reasonable and consistent with sound business practice;

(xxviii)     To the knowledge of the Company, the conduct of the business of the Company and of its subsidiaries, including, as conducted by any of the directors, officers, employees, agents or representatives of the Company or any of its subsidiaries, has been in material compliance with applicable anti-bribery and corruption laws, including but not limited to the Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”); and the Company and its subsidiaries have instituted and maintained policies and procedures designed to promote and achieve compliance with such applicable anti-bribery and corruption laws;

(xxix)    (A) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto, if any, for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 under the Act, the Company was a “well-known seasoned issuer” as defined in Rule 405 under the Act; and (B) at the earliest time after the filing of the Registration

Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Securities, the Company was not an “ineligible issuer” as defined in Rule 405 under the Act; and

(xxx)    The Company is subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act.

(b)    Officer’s Certificate. Any certificate signed by any officer of the Company and delivered to the Underwriters or counsel for the Underwriters in connection with the issuance of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to the Underwriters.

2.    Agreements to Sell and Purchase. (a) The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective principal amount of Securities set forth opposite its name in Schedule I hereto and the Company and the Underwriters agree that the Company shall receive 99.467% of the aggregate principal amount of the 2029 Notes, 99.548% of the aggregate principal amount of the 2033 Notes and 99.107% of the aggregate principal amount of the 2053 Notes, plus accrued interest, in each case, if any, from the Closing Date.

(b)    The Company hereby agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, during the period beginning on the date of this Agreement and continuing to and including the Closing Date, offer, sell, contract to sell or otherwise dispose of any debt of the Company or warrants to purchase debt of the Company substantially similar to the Securities (other than the sale of the Securities under this Agreement).

3.    Terms of Offering. Upon the authorization by you of the release of the Securities, the several Underwriters propose to offer the Securities for sale upon the terms and conditions set forth in the Pricing Disclosure Package and Prospectus.

4.    Purchase and Delivery. (a) Payment for the Securities shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Securities for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on August 18, 2022, or at such other time on the same or such other date as shall be agreed by the parties. The time and date of such payment are hereinafter referred to as the “Closing Date.”

(b)    Certificates for the Securities, if any, shall be in global form and registered in the name of Cede & Co., as nominee of the Depository Trust Company. The certificates evidencing the Securities shall be delivered to the Trustee on the Closing Date for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Securities to the Underwriters duly paid, against payment of the purchase price therefor plus accrued interest, if any, to the date of payment and delivery.

5.    Free Writing Prospectuses. (a) (i) The Company represents and agrees that, other than the final term sheets prepared and filed pursuant to Section 7(a) hereof, without the prior consent of the Representatives, it has not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Act;

(ii)    each Underwriter represents and agrees that, without the prior consent of the Company and the Representatives, other than (A) one or more customary Bloomberg screens to offer the Securities or convey the pricing terms thereof and (B) one or more term sheets relating to the Securities containing customary information and conveyed to purchasers of Securities, it has not made and will not make any offer relating to the Securities that would constitute a free writing prospectus required to be filed with the Commission; and

(iii)    any such free writing prospectus, the use of which has been consented to by the Company and the Representatives (other than the final term sheet prepared and filed pursuant to Section 7(a) hereof), is listed on Schedule II(a) hereto.

(b)    The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending.

(c)    The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives, and if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein.

6.    Conditions to the Underwriters’ Obligations. The several obligations of the Underwriters to purchase and pay for the Securities on the Closing Date are subject to the following conditions:

(a)    The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 7(a) hereof; the final term sheet contemplated by Section 7(a) hereof, and any other material required to be filed by the Company pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act shall have been received; no stop order suspending or preventing the use of the Prospectus or any

Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction.

(b)    Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i)    there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded of any of the Company’s securities by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Section 3(a)(62) of the Exchange Act; and

(ii)    there shall not have been, since the date of this Agreement or since the respective dates as of which information is given in the Pricing Prospectus and Prospectus, any material adverse change in the financial condition or in the earnings of the Company and its subsidiaries, taken as a whole.

(c)    The Underwriters shall have received on the Closing Date, a certificate, dated as of the date of the Closing Date and signed by the chief executive officer, the chief financial officer or the treasurer of the Company, to the effect set forth in Section 6(b)(i) and to the effect that (i) the representations and warranties of the Company contained in this Agreement are true and correct in all material respects as of the Closing Date and (ii) the Company has complied in all material respects with all of the agreements and satisfied in all material respects all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(d)    The Underwriters shall have received on the Closing Date an opinion or opinions and a negative assurances letter of Latham & Watkins LLP, outside counsel for the Company, dated the date of the Closing Date, in the form previously agreed.

(e)    The Underwriters shall have received on the Closing Date an opinion of the Company’s general counsel or any associate general counsel, dated the date of the Closing Date, in the form previously agreed.

(f)    The Underwriters shall have received on the Closing Date, an opinion and a negative assurances letter of Shearman & Sterling LLP, counsel for the Underwriters, dated the date of the Closing Date, in the form previously agreed.

(g)    The Underwriters and the board of directors of the Company shall have received on the date hereof, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also on the Closing Date, a letter, dated the respective dates of delivery thereof, in form and substance reasonably satisfactory to the Underwriters, from Ernst & Young LLP, independent registered public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Registration Statement.

7.    Covenants of the Company. In further consideration of the agreements of the Underwriters contained in this Agreement, the Company covenants and agrees with each Underwriter as follows:

(a)    To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the date of this Agreement; to make no further amendment or any supplement to the Registration Statement, the Basic Prospectus or the Prospectus prior to the Closing Date which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to prepare final term sheets, containing solely a description of the Securities, in a form approved by you and to file such term sheets pursuant to Rule 433(d) under the Act within the time required by such Rule; to file promptly all other material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering or sale of the Securities; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Securities, of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its commercially reasonable efforts to obtain the withdrawal of such order; and in the event of any such issuance of a notice of objection, promptly to take such steps including, without limitation, amending the Registration Statement or filing a new registration statement, at its own expense, as may be necessary to permit offers and sales of the Securities by the Underwriters (references herein to the Registration Statement shall include any such amendment or new registration statement).

(b)    If required by Rule 430B(h) under the Act, to prepare a form of prospectus in a form approved by you and to file such form of prospectus pursuant to Rule 424(b) under the Act not later than may be required by Rule 424(b) under the Act; and to make no further amendment or supplement to such form of prospectus which shall be disapproved by you promptly after reasonable notice thereof.

(c)    If by the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Securities remain unsold by the Underwriters, the Company will file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Securities, in a form reasonably satisfactory to you. If at the Renewal Deadline the Company is no longer eligible to file an automatic shelf registration statement, the Company will, if it has not already done so, file a new shelf registration statement relating to the Securities, in a form reasonably satisfactory to you and will use its commercially reasonable efforts to cause such registration statement to become effective within 180 days after the Renewal Deadline. The Company will take all other action reasonably necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the expired registration statement relating to the Securities. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.

(d)    As soon as practicable following the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Securities and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act, the Exchange Act or the Trust Indenture Act, to notify you and upon your request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Securities at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act.

(e)    To make generally available to its securityholders as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158).

(f)    To pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1) under the Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Act.

(g)    To endeavor to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request provided, however, that the Company shall not be required to (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Section 7(g), (ii) file any general consent to service of process, (iii) subject itself to taxation in any such jurisdiction if it is not so subject or (iv) make any changes to its certificate of incorporation or bylaws.

(h)    Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration of the Securities and all other fees or expenses of the Company in connection with the preparation, printing, production and filing of the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and any amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) all costs and expenses related to the preparation, issuance and delivery of the Securities to the Underwriters, including any transfer or other taxes payable thereon; (iii) all expenses in connection with the qualification of the Securities for offer and sale under state securities laws as provided in Section 7(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the preparation of any Blue Sky or legal investment memorandum; (iv) any fees charged by rating agencies for the rating of the Securities; (v) any filing fees incident to, and any fees and disbursements of counsel for the Underwriters in connection with, any required review by the Financial Industry Regulatory Authority of the terms of the sale of the Securities; (vi) the costs and charges of the Trustee; and (vii) all other cost and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in clauses (iii) and (v) of this Section 7(h), and the last paragraph of Section 10, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, transfer taxes payable on resale of any of the Securities by them and any advertising expenses connected with any offers they may make.

8.    Indemnity and Contribution. (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse such Underwriter for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus relating to the Securities, or in any such amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by such Underwriter expressly for use therein.

(b)    Each Underwriter will severally and not jointly indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus relating to the Securities, in reliance upon and in conformity with written information furnished to the Company by such Underwriter expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred. The Company hereby acknowledges that the only information furnished to the Company by any Underwriter expressly for use in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus relating to the Securities, is the names of the Underwriters on the cover page and back page of the Pricing Prospectus and the Prospectus and, under the caption “Underwriting” in the Pricing Prospectus and the Prospectus: (i) the second and third sentences of the third paragraph of text, concerning the terms of the offering by the Underwriters, (ii) the third sentence of the fourth paragraph of text concerning market making by the Underwriters, and (iii) the fifth, sixth and seventh paragraphs of text, concerning short sales, stabilizing transactions and purchases to cover positions created by short sales by the Underwriters and penalty bids.

(c)    As promptly as reasonably practical after receipt by an indemnified party under paragraph (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it of its obligations (i) under paragraph (a) or (b), as applicable, of this Section 8 unless and only to the extent that the indemnifying party is materially prejudiced by the failure to notify, or (ii) from any liability which it may have to any indemnified party otherwise than under such applicable subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, and retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (1) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (2) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would, in the written opinion of legal counsel to the indemnified party, be inappropriate due to actual or potential differing interests between them.

It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Representatives or, if none of the Representatives is an indemnified party and is not reasonably likely to become an indemnified party, by the Underwriters that are indemnified parties, in the case of parties indemnified pursuant to paragraph (a) above, and by the Company, in the case of parties indemnified pursuant to paragraph (b) above. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)    If the indemnification provided for in this Section 8 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and each Underwriter on the other from the offering of the Securities to which such loss, claim, damage or liability (or action in respect thereof) relates. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and each Underwriter on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and each Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the sale of Securities (before deducting expenses) received by the Company bear to the total commissions and discounts received by such Underwriter in respect thereof. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading relates to information supplied by the Company on the one hand or by any Underwriter on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and each Underwriter agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if all Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), an Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities that were offered and sold to the public through such Underwriter exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of each of the Underwriters under this subsection (d) to contribute are several in proportion to the respective purchases made by or through each such Underwriter to which such loss, claim, damage or liability (or action in respect thereof) relates and are not joint.

(e)    The obligations of the Company under this Section 8 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each officer, director, employee, agent or affiliate of any Underwriter and to each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act; and the obligations of each Underwriter under this Section 8 shall be in addition to any liability which such Underwriter may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act.

9.    Termination. This Agreement shall be subject to termination in the Underwriters’ absolute discretion, by written notice to the Company, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, NYSE MKT or the Nasdaq Stock Market, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities, or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in the judgment of the Underwriters, is material and adverse and (b) in the case of any of the events specified in clauses (a)(i) through (iv), such event, singly or together with any other such event, makes it, in the judgment of the Underwriters, impracticable to market the Securities on the terms and in the manner contemplated in the Pricing Disclosure Package and Prospectus.

10.    Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase Securities that it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of Securities to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the principal amount of Securities set forth opposite their respective names in Schedule I bears to the aggregate principal amount of Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the principal amount of Securities that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one-ninth of such principal amount of Securities without the written consent of such Underwriter. If, on the Closing Date any Underwriter or Underwriters shall fail or refuse to purchase Securities which it or they have agreed to purchase hereunder on such date and the aggregate principal amount of Securities with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Securities to be purchased on such date, and arrangements satisfactory to you and the Company for the purchase of such Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or of the Company. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement (except if the Company shall be unable to so perform as a result of any default by any Underwriter as contemplated above), the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

11.    Counterparts. This Agreement may be executed in any number of counterparts and by the parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

12.    Applicable Law. This Agreement shall be governed by the laws of the State of New York, including, without limitation, Section 5-1401 of the New York General Obligations Law.

13.    Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

14.    Section References. Unless otherwise indicated, references in this Agreement to sections are to the sections of this Agreement.

15.    Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the construction hereof.

16.    Notice. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to BofA Securities, Inc., 1540 Broadway, NY8-540-26-02, New York, NY 10036 (facsimile no. 212-901-7881), Attention: High Grade Debt Capital Markets Transaction Management/Legal, to Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, NY 10010-3629 (facsimile 212-325-4296), Attention: IBCM-Legal, to Deutsche Bank Securities Inc., 1 Columbus Circle New York, NY 10019 (facsimile no. 646-374-1071), Attention: Leverage Debt Capital Markets General Counsel, 19th Floor and to Morgan Stanley & Co. LLC, 1585 Broadway, 29th Floor, New York, NY 10036 (facsimile no. 212-507-8999), Attention: Investment Banking Division and with a copy to Shearman & Sterling LLP at 1460 El Camino Real, 2nd floor, Menlo Park, California 94025 (facsimile no. 650-838-5140), Attention: Christopher M. Forrester; notices to the Company shall be directed to it at One Amgen Center Drive, Thousand Oaks, California 91320-1799 (facsimile no. 805-499-8011), Attention: Corporate Secretary, with a copy to Latham & Watkins LLP, 650 Town Center Drive, 20th Floor, Costa Mesa, CA 92626 (facsimile no. 714-755-8290), Attention: Charles K. Ruck and Latham & Watkins LLP, 1271 Avenue of the Americas, New York, New York 10020 (facsimile no. 212-751-4864), Attention: Gregory P. Rodgers.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

17.    No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, or its stockholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of each of the Company, and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

18.    Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

19.    Waiver of Jury Trial. The Company and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

20.    Recognition of the U.S. Special Resolution Regimes.

(a)    In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)    In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 20, “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b), (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b) or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

Very truly yours,

AMGEN INC.

By:	/s/ Justin G. Claeys
Name: Justin G. Claeys
Title: Vice President, Finance and Treasurer

Signature Page to Underwriting Agreement

Accepted as of the date hereof:

BOFA SECURITIES, INC.

By:	/s/ Douglas Muller
Name: Douglas Muller
Title: Managing Director

CREDIT SUISSE SECURITIES (USA) LLC

By:	/s/ Christopher Murphy
Name: Christopher Murphy
Title: Managing Director

DEUTSCHE BANK SECURITIES INC.

By:	/s/ John C. McCabe
Name: John C. McCabe
Title: Managing Director

By:	/s/ Kevin Prior
Name: Kevin Prior
Title: Director

MORGAN STANLEY & CO. LLC

By:	/s/ Keren Ehrenfeld
Name: Keren Ehrenfeld
Title: Managing Director

Acting severally on behalf of themselves and the several Underwriters named in Schedule I hereto.

Signature Page to Underwriting Agreement

SCHEDULE I

UNDERWRITER	PRINCIPAL AMOUNT OF 2029 NOTES TO BE PURCHASED	PRINCIPAL AMOUNT OF 2033 NOTES TO BE PURCHASED	PRINCIPAL AMOUNT OF 2053 NOTES TO BE PURCHASED

BofA Securities, Inc.	$187,500,000	$112,500,000	$150,000,000
Morgan Stanley & Co. LLC	$187,500,000	$112,500,000	$150,000,000
Credit Suisse Securities (USA) LLC	$168,750,000	$101,250,000	$135,000,000
Deutsche Bank Securities Inc.	$168,750,000	$101,250,000	$135,000,000
Barclays Capital Inc.	$93,750,000	$56,250,000	$75,000,000
Citigroup Global Markets Inc.	$93,750,000	$56,250,000	$75,000,000
J.P. Morgan Securities LLC	$93,750,000	$56,250,000	$75,000,000
Mizuho Securities USA LLC	$93,750,000	$56,250,000	$75,000,000
BNP Paribas Securities Corp.	$12,500,000	$7,500,000	$10,000,000
HSBC Securities (USA) Inc.	$12,500,000	$7,500,000	$10,000,000
MUFG Securities Americas Inc.	$12,500,000	$7,500,000	$10,000,000
Piper Sandler & Co.	$12,500,000	$7,500,000	$10,000,000
RBC Capital Markets, LLC	$12,500,000	$7,500,000	$10,000,000
SMBC Nikko Securities America, Inc.	$12,500,000	$7,500,000	$10,000,000
Wells Fargo Securities, LLC	$12,500,000	$7,500,000	$10,000,000
AmeriVet Securities Inc.	$18,750,000	$11,250,000	$15,000,000
Blaylock Van, LLC	$18,750,000	$11,250,000	$15,000,000
MFR Securities, Inc.	$18,750,000	$11,250,000	$15,000,000
Penserra Securities LLC	$18,750,000	$11,250,000	$15,000,000
Total:	$1,250,000,000	$750,000,000	$1,000,000,000

SCHEDULE II

(a)    Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package:

None.

(b)     Additional Documents Incorporated by Reference:

None.

SCHEDULE III

SIGNIFICANT SUBSIDIARIES

Subsidiary	Jurisdiction of Incorporation/Formation

Amgen (Europe) GmbH	Switzerland

Amgen Canada Inc.	Canada

Amgen Fremont Inc.	Delaware

Amgen Global Finance B.V.	Netherlands

Amgen GmbH Germany	Germany

Amgen Ilaç Ticaret Limited Şirketi	Turkey

Amgen K-A, Inc.	Delaware

Amgen Manufacturing, Limited	Bermuda

Amgen Research (Munich) GmbH	Germany

Amgen Rockville, Inc.	Delaware

Amgen S.A.	Spain

Amgen S.A.S.	France

Amgen S.R.L.	Italy

Amgen SF, LLC	Delaware

Amgen Singapore Manufacturing Pte. Ltd.	Singapore

Amgen Technology (Ireland) Unlimited Company	Ireland

Amgen Technology, Limited	Bermuda

Amgen USA Inc.	Delaware

Amgen Worldwide Holdings B.V.	Netherlands

BioVex, Inc.	Delaware

deCODE Genetics ehf	Iceland

Five Prime Therapeutics Inc.	Delaware

Ilypsa, Inc.	Delaware

Immunex Corporation	Washington

Immunex Rhode Island Corporation	Delaware

Gensenta İlaç Sanayi ve Ticaret Anonim Şirketi	Turkey

KAI Pharmaceuticals, Inc.	Delaware

Onyx Pharmaceuticals, Inc.	Delaware

Onyx Therapeutics, Inc.	Delaware

Saga Investments Coöperatief U.A.	Netherlands

TeneoBio, Inc.	Delaware